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                                                                   Exhibit 10.38

August 4, 2003



Mr. Richard Reiss
Chairman and Chief Executive Officer
Wire One Technologies, Inc.
225 Long Avenue
Hillside, NJ 07205


Dear Mr. Reiss:

This letter Agreement (the "Agreement") confirms the engagement of Burnham Hill Partners, LLC ("BHP") by Wire One Technologies, Inc. (the "Company") to act 1) on an exclusive basis as its financial advisor in connection with a potential strategic transaction for the Company's Glowpoint operations which may include an acquisition, partnership, strategic alliance, merger, or sale (each a "Strategic Transaction") and 2) as its placement agent in connection with a potential private placement of equity or debt securities (a "Financing") which may occur in combination with or in lieu of a Strategic Transaction.


As part of our engagement, we will:

     (a) assist you in analyzing and evaluating the business, operations and financial position of each suitable prospect for a Strategic Transaction;

     (b) assist the Company with its due diligence efforts related to each potential Strategic Transaction;

     (c) assist the Company in structuring and negotiating each Strategic Transaction; and,

     (d) be available at your request to meet with your Board of Directors to discuss any proposed Strategic Transaction and its financial implications.


Upon execution of this Agreement, the Company shall issue to BHP and/or its assigns a warrant or warrants to purchase an aggregate of 100,000 shares of the Company's common stock and shall pay BHP a cash retainer fee of $50,000 (which amount shall be due upon the closing of the sale of the Company's equipment business to Gores Technology. The warrants issued upon execution of this Agreement shall have an exercise price of $2.50 per share, shall have a cashless exercise provision, shall have standard piggyback registration rights with respect to the underlying shares and shall expire five (5) years from the issuance date.

As compensation for a completed transaction under this Agreement, 1) in connection with a Strategic Transaction, the Company agrees to pay BHP a cash fee equal to 1.25% of the aggregate consideration and 2) in connection with a Financing, the Company agrees to a) pay BHP a cash fee equal to 6% of the gross proceeds received by the Company from the sale of its securities (WHICH AMOUNT SHALL BE INCREASED TO 10% WHERE BHP IS REQUIRED TO COMPENSATE SUB-PLACEMENT AGENTS, BUT IN NO EVENT MAY THE AGGREGATE CASH FEE EXCEED 8%)) and 4% of the gross proceeds received by the Company from the exercise of previously outstanding warrants and b) issue warrants to BHP and/or its assigns ("the Placement Agent Warrants") to purchase an amount representing 2% of the number of shares of common stock (or underlying shares of common stock in connection with convertible securities, excluding any warrants issued to investors) sold in the Financing. The Placement Agent Warrants shall be exercisable at $.001 per share and shall expire twelve months from the issuance date. The shares underlying the Placement Agent Warrants shall have standard piggyback registration rights. In connection with any Financing in excess of $25 million, the Company reserves the right to designate BHP and another entity chosen by the Company, in consultation with BHP, as co-lead placement agents and, in such event, the compensation payable in connection with such Financing pursuant to this paragraph shall be allocated based on good faith negotiations between BHP and such other co-lead placement agent.

The Company shall provide to BHP periodic reimbursement of all reasonable out-of-pocket expenses upon the submission of


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invoices therefor, which amount shall not exceed $10,000 without the prior written approval of the Company.

Notice given pursuant to any of the provisions of this Agreement shall be given in writing and shall be sent by recognized overnight courier or personally delivered (a) if to the Company, to WONE's office at 225 Long Avenue, Hillside, NJ 07205. Attention: Richard Reiss, Chief Executive Officer; and (b) if to BHP, to its office at 570 Lexington Avenue, New York, NY 10022. Attention: Jason Adelman, Managing Director.

No advice or opinion rendered by BHP, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without our prior written consent. In addition, BHP may not be otherwise referred to without its prior written consent, which will not be unreasonably withheld. Since BHP will be acting on behalf of the Company in connection with its engagement hereunder, the Company has entered into a separate letter Agreement, dated the date hereof, providing for the indemnification by the Company of BHP and certain related persons and entities.

BHP's engagement hereunder shall be for a term (the "Term") of six months from the date hereof; provided, however, that BHP will continue to be entitled to its full fees provided for herein in the event that at any time prior to the expiration of six (6) months after the expiration of the Term, a Strategic Transaction or Financing involving the Company occurs which involves a party contacted by BHP on behalf of the Company.

BHP is a division of Pali Capital Inc., a European American Investment Group Company. In connection with this engagement, BHP is acting as an independent contractor with duties owing solely to the Company. Our engagement by the Company is for the limited purposes set forth in this letter, and the rights and obligations of each of BHP and the Company are defined by this Agreement. Each of BHP and the Company agrees that the other party has no fiduciary duty to it or its stockholders, officers and directors as a result of the engagement described in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof. This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

This letter and the indemnification Agreement contain the entire Agreement of the parties with respect to the subject matter hereof and supersede and take precedence over all prior Agreements or understandings, whether oral or written, between BHP and the Company. The invalidity or unenforceability of any provision of this letter Agreement shall not affect the validity or enforceability of any other provisions of this Agreement or the indemnification Agreement, which shall remain in full force and effect.

We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this Agreement.


                                       Very truly yours,
                                       Burnham Hill Partners, LLC


                                       By: /s/ Jason Adelman
                                          --------------------------------------
                                       Name:

Accepted and Agreed to as of the date first written above:

WIRE ONE TECHNOLOGIES

By: /s/ Richard Reiss
   -----------------------------------
Name:  Mr. Richard Reiss
Title: Chairman and CEO


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TO:      Burnham Hill Partners, LLC
         570 Lexington Avenue
         New York, NY 10022

         In connection with your engagement pursuant to our letter Agreement of even date herewith (the "Engagement"), we agree to indemnify and hold harmless Burnham Hill Partners, LLC ("BHP" ) and its affiliates, the respective directors, officers, partners, agents and employees of BHP and its affiliates, and each other person, if any, controlling BHP or any of its affiliates (collectively, "Indemnified Persons"), from and against, and we agree that no Indemnified Person shall have any liability to us or our owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively "Losses") (A) related to or arising out of (i) our actions or failures to act (including statements or omissions made, or information provided, by us or our agents) or (ii) actions or failures to act by an Indemnified Person with our consent or in reliance on our actions or failures to act, or (B) otherwise related to or arising out of the Engagement or your performance thereof, except that this clause (B) shall not apply to any Losses that are finally judicially determined to have resulted primarily from your bad faith or gross negligence or breach of the letter Agreement (it being understood, however, that we retain our right to assert, as a defense to any claim by BHP for compensation under this letter agreement, any violation by BHP of its contractual obligations under the Engagement). If such indemnification is for any reason not available or insufficient to hold you harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by you with respect to the Engagement or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of you on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by you from us in connection with the Engagement. Relative benefits to us, on the one hand, and you, on the other hand, with respect to the Engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by us or our security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the Engagement bears to (ii) all fees paid or proposed to be paid to you by us in connection with the Engagement.

         We will reimburse each Indemnified Person for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim, investigation, inquiry, arbitration or other proceeding ("Action") referred to above (or enforcing this Agreement or any related engagement Agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is initiated or brought by you . We further agree that we will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) unless we have given you reasonable prior written notice thereof and used all reasonable efforts, after consultation with you, to obtain an unconditional release of each Indemnified Person from all liability arising therefrom. In the event we are considering entering into one or a series of transactions involving a merger or other business combination or a dissolution or liquidation of all or a significant portion of our assets, we shall promptly notify you in writing. If requested by BHP, we shall then establish alternative means of providing for our obligations set forth herein on terms and conditions reasonably satisfactory to BHP.

         In the event that we are called or subpoenaed to give testimony in a court of law, you agree to pay our expenses related thereto and $5,000 per person per day for every day or part thereof that we are required to be there or in preparation thereof. Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. Solely for the purpose of enforcing this Agreement, we hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought by or against any Indemnified Person. We acknowledge that in connection with the Engagement you are acting as an independent contractor with duties owing solely to us.

         The provisions of this Agreement shall apply to the Engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement. This Agreement and any other Agreements relating to the Engagement shall be governed by and construed in accordance with the laws of the state of New York, without regard to conflicts of law principles thereof.


                                       Very truly yours,

Accepted and Agreed:

Burnham Hill Partners, LLC             Client:  WIRE ONE TECHNOLOGIES

By: /s/ Jason Adelman                    By: /s/ Richard Reiss
   ------------------------------------     ------------------------------------
   Name:                                    Name:  Richard Reiss
   Title:                                   Title: Chairman and CEO


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                                    AMENDMENT

         Amendment dated as of January 29, 2004 to the Engagement Letter between Burnham Hill Partners ("BHP") and Glowpoint, Inc. (formerly known as Wire One Technologies, Inc.) (the "Company").

         WHEREAS, BHP and the Company entered into the Engagement Letter on August 4, 2003; and

         WHEREAS, the parties have agreed to the changes to the terms of the Engagement Letter as are contained in this Amendment.

              NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         All capitalized terms not otherwise defined herein shall have the meanings set forth in the Engagement Letter.

1. The first two sentences of the last paragraph on the first page of the Engagement Letter are hereby amended and restated in their entirety to read as follows:

         "As compensation for a completed transaction under this Agreement, 1) in connection with a Strategic Transaction, the Company agrees to pay BHP a cash fee equal to 1.25% of the aggregate consideration and 2) in connection with a Financing, the Company agrees to a) pay BHP a cash fee equal to 7% of the gross proceeds received by the Company from the sale of its securities (which amount shall be increased to 10% where BHP is required to compensate sub-placement agents, but in no event may the aggregate cash fee exceed 8%) and 4% of the gross proceeds received by the Company from the exercise of previously outstanding warrants and warrants issued in the Financing and b) issue warrants to BHP and/or its assigns (the "Placement Agent Warrants") to purchase an amount representing seven (7%) percent of the number of shares of common stock (or underlying shares of common stock in connection with convertible securities, excluding any warrants issued to investors) sold in the Financing. The Placement Agent Warrants shall have an exercise price equal to $.01 above the average closing price of the Company's common stock for the five trading days prior to the closing of the Financing, shall have a term of five years, shall have a cashless exercise provision, shall be non-redeemable and shall become exercisable six months and one day after the closing of the Financing."

2. The fourth paragraph on page 2 of the Engagement Letter is hereby modified to change the Term from six months to nine months. In addition, the following sentence is hereby added to the end of such paragraph: "The Term will automatically be extended for 30 day periods until the Company shall have given BHP 30 days' written notice that the Company elects to terminate the Agreement."

3. Except as herein expressly amended, all terms, covenants and provisions of the Engagement Letter are and shall remain in full force and effect and all references therein to the Engagement Letter shall hereafter refer to the Engagement Letter as amended by this Amendment.

              IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

Glowpoint, Inc.                        Burnham Hill Partners
                                       a division of Pali Capital Inc.

By: /s/ David C. Trachtenberg          By: /s/ Jason Adelman
   -----------------------------------    --------------------------------------
   Name:  David C. Trachtenberg           Name:  Jason Adelman
   Title: President and CEO               Title: Managing Director